                                                               Exhibit(a)(5)

                               LETTER TO CLIENTS

                           MERIDIAN BIOSCIENCE, INC.

                               OFFER TO EXCHANGE
                5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2013
             IN PRINCIPAL AMOUNT OF $16,000,000 FOR EQUAL AMOUNT OF
          OUTSTANDING 7% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006
                      PURSUANT TO THE OFFERING MEMORANDUM
                            DATED NOVEMBER 12, 2003

       THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
           DECEMBER 11, 2003, UNLESS EXTENDED OR EARLIER TERMINATED.

To our clients:

     Enclosed for your consideration is an Offering Memorandum, dated November 12, 2003 (the "Offering Memorandum"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Meridian Bioscience, Inc. ("Meridian") to exchange its 5% Convertible Subordinated Debentures due 2013 in the principal amount of $16,000,000 for an equal principal amount of its outstanding 7% Convertible Subordinated Debentures due 2006 (the "Existing Debentures"), upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

     This material is being forwarded to you as the beneficial owner of the Existing Debentures carried by us in your account but not registered in your name. A tender of such Existing Debentures may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Memorandum and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, Eastern time, on December 11, 2003, unless extended by Meridian (as it may be extended, the "Expiration Date"). Any Existing Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date or at any time after December 12, 2003 if Meridian has not accepted the tendered Existing Debentures for exchange by that date.

     1. The Exchange Offer is for up to $16,000,000 in principal amount of the Existing Debentures.

     2. The Exchange Offer is subject to certain conditions set forth in the section of the Offering Memorandum entitled "The Exchange Offer -- Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of the Existing Debentures from the holder to Meridian will be paid by Meridian, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

     4. The Exchange Offer expires at 12:00 midnight, Eastern time, on the Expiration Date, unless extended by Meridian.

                      PLEASE READ THE OFFERING MEMORANDUM

     If you wish to tender your Existing Debentures, please so instruct us by completing, executing and returning to us the instruction form on the last page of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Debentures.

     If we do not receive written instructions in accordance with the procedures presented in the Offering Memorandum and the Letter of Transmittal, we will not tender any of the Existing Debentures on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Debentures held by us for your account, upon and subject to terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

     Please carefully review the enclosed material as you consider the Exchange Offer.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Meridian with respect to the Existing Debentures. This will instruct you to tender the Existing Debentures held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

     Please tender the Existing Debentures held by you for my account as indicated below:

     The aggregate face amount of Existing Debentures held by you for the account of the undersigned is (fill in amount):

     $________ of 7% Convertible Subordinated Debentures due 2006.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] TO TENDER the following Existing Debentures held by you for the account of the undersigned (insert principal amount of Existing Debentures to be tendered (if any)):

     $________ of 7% Convertible Subordinated Debentures due 2006.

[ ] NOT TO TENDER any Existing Debentures held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature(s):

--------------------------------------------------------------------------------

Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Telephone Number:

--------------------------------------------------------------------------------

Taxpayer Identification or
Social Security Number:

--------------------------------------------------------------------------------

Date: ______________________________________________, 2003

                                       -2-